QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-3 of our report dated March 2, 2003 relating to the financial statements of BHA Aero Composite Parts Co., Ltd. as of and for the years ended December 31, 2002 and 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to BHA Aero Composite Parts Co., Ltd.'s ability to continue as a going concern), appearing in the Form 10-K/A (Amendment No.3) of Hexcel Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU

Beijing, China
July 29, 2003

QuickLinks

  Exhibit 23.5
INDEPENDENT AUDITORS' CONSENT